Filed Pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated October 15, 2021 Relating to the Preliminary Prospectus dated October 15, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.Filed Pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated October 15, 2021 Relating to the Preliminary Prospectus dated October 15, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.

Forward Looking Statement Except for statements of historical fact, any information contained in These forward-looking statements are subject to a number of risks, this presentation may be a forward-looking statement that reflects uncertainties and assumptions, including those described under the the Company’s current views about future events and are subject to heading “Risk Factors” in documents the Company has filed with the risks, uncertainties, assumptions and changes in circumstances that SEC. These forward-looking statements speak only as of the date of may cause events or the Company’s actual activities or results to this presentation and the Company undertakes no obligation to differ significantly from those expressed in any forward-looking revise or update any forward-looking statements to reflect events or statement. In some cases, you can identify forward-looking circumstances after the date hereof. statements by terminology such as “may”, “will”, “should”, “plan”, “predict”, “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” Certain information contained in this presentation may be derived “believe,” “could”, “would”, “potential”, “project”, “continue” and from information provided by industry sources. The Company similar expressions and variations thereof. believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company Forward-looking statements may include statements regarding the cannot guarantee the accuracy of, and has not independently Company’s business strategy, cash flows and funding status, verified, such information. potential growth opportunities, clinical development activities, the timing and results of preclinical research, clinical trials and potential Trademarks: The trademarks included herein are the property of the regulatory approval and commercialization of product candidates. owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. 2 Nasdaq: CNTXForward Looking Statement Except for statements of historical fact, any information contained in These forward-looking statements are subject to a number of risks, this presentation may be a forward-looking statement that reflects uncertainties and assumptions, including those described under the the Company’s current views about future events and are subject to heading “Risk Factors” in documents the Company has filed with the risks, uncertainties, assumptions and changes in circumstances that SEC. These forward-looking statements speak only as of the date of may cause events or the Company’s actual activities or results to this presentation and the Company undertakes no obligation to differ significantly from those expressed in any forward-looking revise or update any forward-looking statements to reflect events or statement. In some cases, you can identify forward-looking circumstances after the date hereof. statements by terminology such as “may”, “will”, “should”, “plan”, “predict”, “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” Certain information contained in this presentation may be derived “believe,” “could”, “would”, “potential”, “project”, “continue” and from information provided by industry sources. The Company similar expressions and variations thereof. believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company Forward-looking statements may include statements regarding the cannot guarantee the accuracy of, and has not independently Company’s business strategy, cash flows and funding status, verified, such information. potential growth opportunities, clinical development activities, the timing and results of preclinical research, clinical trials and potential Trademarks: The trademarks included herein are the property of the regulatory approval and commercialization of product candidates. owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. 2 Nasdaq: CNTX

Free Writing Prospectus This Presentation is not an offer to sell, and is not seeking an This presentation shall not constitute an offer to sell or the offer to buy, any securities of Context Therapeutics Inc. (the solicitation of an offer to buy these securities, nor shall there be Company , or we, us, or our ). The Company's securities any sale of these securities in any state or jurisdiction in which may only be sold pursuant to an effective registration statement such offer, solicitation or sale would be unlawful prior to filed with the Securities and Exchange Commission (the “SEC”). registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed with the SEC a registration statement (File No. 333-256572) including a preliminary prospectus for the Copies of the preliminary prospectus may be obtained for free offering to which this presentation relates, but such registration by visiting EDGAR on the SEC web site at www.sec.gov or by statement has not been declared effective. contacting ThinkEquity LLC, 17 State Street, 22nd Floor, New York, NY 10004, by telephone at (877) 436-3673 or by email at Before you invest, you should read the preliminary prospectus prospectus@think-equity.com. in that registration statement, including the “Risk Factors” set forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. 3 Nasdaq: CNTXFree Writing Prospectus This Presentation is not an offer to sell, and is not seeking an This presentation shall not constitute an offer to sell or the offer to buy, any securities of Context Therapeutics Inc. (the solicitation of an offer to buy these securities, nor shall there be Company , or we, us, or our ). The Company's securities any sale of these securities in any state or jurisdiction in which may only be sold pursuant to an effective registration statement such offer, solicitation or sale would be unlawful prior to filed with the Securities and Exchange Commission (the “SEC”). registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed with the SEC a registration statement (File No. 333-256572) including a preliminary prospectus for the Copies of the preliminary prospectus may be obtained for free offering to which this presentation relates, but such registration by visiting EDGAR on the SEC web site at www.sec.gov or by statement has not been declared effective. contacting ThinkEquity LLC, 17 State Street, 22nd Floor, New York, NY 10004, by telephone at (877) 436-3673 or by email at Before you invest, you should read the preliminary prospectus prospectus@think-equity.com. in that registration statement, including the “Risk Factors” set forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. 3 Nasdaq: CNTX

Offering Summary Issuer Context Therapeutics Inc. Listing CNTX (NASDAQ Capital Markets) (1) Proposed Aggregate Offering $25,000,000 Price Range $5.00 per share Shares Offered 5,000,000 Pre-IPO Common Shares Outstanding 5,209,792 (2) as converted Advancing clinical development of ONA-XR, our lead PR antagonist for PR+ solid tumors, Use of Proceeds preclinical advancement of Claudin 6 bispecific, R&D working capital, general corporate Sole Book-Runner ThinkEquity (1) Anticipated gross proceeds are assuming a $5.00 initial public offering price and the sale of 5,000,000 shares of common stock (2) Common stock share total is as of September 1, 2021, after giving pro forma affect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. 4 Nasdaq: CNTXOffering Summary Issuer Context Therapeutics Inc. Listing CNTX (NASDAQ Capital Markets) (1) Proposed Aggregate Offering $25,000,000 Price Range $5.00 per share Shares Offered 5,000,000 Pre-IPO Common Shares Outstanding 5,209,792 (2) as converted Advancing clinical development of ONA-XR, our lead PR antagonist for PR+ solid tumors, Use of Proceeds preclinical advancement of Claudin 6 bispecific, R&D working capital, general corporate Sole Book-Runner ThinkEquity (1) Anticipated gross proceeds are assuming a $5.00 initial public offering price and the sale of 5,000,000 shares of common stock (2) Common stock share total is as of September 1, 2021, after giving pro forma affect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. 4 Nasdaq: CNTX

Executive Summary

# Executive Summary

| | |
|---|---|
| **Our Focus** | → Women's oncology |
| **Lead Asset: ONA-XR** | → Onapristone extended release (ONA-XR)<br>→ ONA-XR is a full progesterone receptor (PR) antagonist<br>→ PR oncogenic signaling associated with breast, ovarian, and endometrial cancer |
| **Focus on Execution** | → ONA-XR in multiple clinical trials:<br>• Three Phase 2 trials<br>• One Phase 1b/2 trial<br>• Two Phase 0 biomarker studies |
| **Path Forward** | → ONA-XR has been administered in over 128 subjects-to-date<br>• Appears to be well tolerated, which supports continued development<br>• Designed to potentially enhance current therapeutics and reduce resistance to antiestrogen therapy<br>• Straightforward clinical development plan |

5 Nasdaq: CNTX

Executive Summary Progesterone Receptors Antagonism: Ready for Prime Time There is heightened interest in Development of PRAs ONA-XR is designed to PR antagonists (PRAs) for hindered by PK issues, address prior treating hormone-dependent poor selectivity, and mixed limitations of PRAs cancers due to new agonist/antagonist properties mechanistic understandings of PR oncogenic signaling ONA-XR is an opportunity to realize the potential of progesterone receptor antagonists in oncology 6 Nasdaq: CNTX

Executive Summary

# Market Opportunity for Lead Program (ONA-XR)

- We target large, underserved markets
- Within the G7 countries, over 355,000 patients are living with metastatic breast, ovarian, or endometrial cancer
- Based upon published data, up to 70% of these patients are potentially eligible for ONA-XR treatment


Prevalence of Metastatic Female Hormone-Driven Cancers in G7 Countries (EU5, Japan, US)
Patients
250,000
200,000
150,000
100,000
50,000
-
US
EU5
JP2
35,000
104,000
89,000
12,000
30,000
28,000
11,000
28,000
25,000
Breast Cancer
Ovarian Cancer
Endometrial Cancer

*Source: secondary epidemiologic estimates, 2020 estimates

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Executive Summary

## Recent Drug Launches

- Since 2012, there have been 5 major drug approvals, as shown below, for hormone-dependent breast cancer
- We believe that ONA-XR will be additive or synergistic with these recently approved drugs, leading to a billion-dollar plus peak sales potential


$14.4 Billion
$1.4 Billion
$0.8 Billion
CDK4/6 Inhibitors
PI3K Inhibitors
mTOR Inhibitors
IBRANCE palbociclib
Verzenio abemaciclib
KISQALI ribociclib
PIQRAY (alpelisib) tablets
AFINITOR (everolimus) tablets

Highest projected or historical annual peak sales for currently marketed products in breast cancer; includes historical years for drug classes with generic competition; based on data from EvaluatePharma as of July 2020

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Executive Summary

## Focus on Execution

- We believe that clinical development of ONA-XR is primarily a function of exacting clinical execution
- Context has an experienced management team
- Our CMO led the clinical development of multiple blockbuster drugs for female cancers, including Kisqali, Arimidex, and Afinitor
- Our management team is supported by a Board with strong public company operating and governance experience

## Management



**Martin Lehr**
CEO and Director

- Independent Director, Praesidia Biologics
- Director, CureDuchenne Ventures
- Senior Associate, Osage University Partners



**Tarek Sahmoud, MD, PhD**
Chief Medical Officer

- President, OncoStrategy LLC
- CMO, H3 Biomedicines
- SVP, Celgene
- SVP, Novartis Oncology



**Evan Dick, PhD**
SVP R&D

- SVP, Aclaris Therapeutics
- SVP, Ralexar Therapeutics
- SVP, Ceptaris Therapeutics
- SVP, Ception Therapeutics



**Bill Rencher, PhD**
Head of CMC and Regulatory

- President, Drug Development Solutions LLC
- Senior Director, Fulcrum Pharma Dev
- Director, CONRAD Program
- Assoc. Director, Schering Plough



**Eileen Kittrick, CPA**
Controller

- Controller, Genova Group
- Sr Dir, Siegfried Group
- Auditor, Lindquist & Joyce



**Alex Levit, Esq**
Chief Legal Officer

- Deputy GC, OptiNose
- Associate GC, Teva
- Associate, Reed Smith

9 Nasdaq: CNTX

context t h e r a p e u t i c s ONA-XR Progesterone Receptor Antagonist 10 Nasdaq: CNTXcontext t h e r a p e u t i c s ONA-XR Progesterone Receptor Antagonist 10 Nasdaq: CNTX

ONA-XR

# ONA-XR is Being Developed to Enhance SOC Efficacy in Hormone-dependent Breast Cancer

- The current standard of care (SOC) for **primary**, hormone-dependent breast cancer (ER+,PR+,HER2-) is **antiestrogen** therapy
- The current 1st line SOC treatment for **metastatic** breast cancer is **antiestrogen** therapy ***plus*** a **CDK4/6 inhibitor**[1]
- Current therapeutic options are limited for patients whose disease continues to progress after 1st line therapy[2]
- ONA-XR has the potential to enhance the efficacy of 1st line therapy, as well as that of 2nd line and later line treatments

**Disease Progression** →

| Primary Disease | Adjuvant Therapy* | Metastatic Breast Cancer | | |
|---|---|---|---|---|
| Surgery + Chemotherapy and/or Radiation | Antiestrogen | 1st Line Letrozole + CDK4/6 | 2nd Line Fulvestrant or Fulvestrant + Alpelisib | 3rd Line Chemotherapy or Palliative Care |
| | | • 24 month PFS<br>• 20-25% ORR | • 2-7 month PFS<br>• < 15% ORR | |

**We believe ONA-XR will enhance efficacy of standard of care therapies**

- **Enhance the efficacy/duration of response to first line treatment** (→ 1st Line)
- **Mitigate treatment resistance in the second and later line settings** (→ 2nd Line, 3rd Line)

* Adjuvant therapy is therapy that is given in addition to the primary or initial therapy to maximize its effectiveness.

[1] Rugo, JCO, 2016
[2] Clarke, Mol and Cell Endo, 2015

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ONA-XR

# Progesterone Receptor (PR) Signaling is Oncogenic



Hormone-Dependent PR Signaling
Growth Factor-Mediated PR Signaling
Estrogen
Progesterone
Growth Factors (FGF, EGF)
ER
PR
A
ESR1
Cyclin D1
CDK4/6
Mek
Erk
B
PI3K
Akt
Ras
Mek
PR
C
NUCLEUS
DNA
Oncogene transcription

| Oncogenic PR signaling is associated with: | • Cancer initiation[1]<br>• Metastatic spread[2]<br>• Resistance to current therapies[2,3] |
|---|---|
| Oncogenic PR signaling can be driven by: | (A) Wild-type or mutant estrogen receptor (ER) receptor activity<br>(B) Progesterone-mediated signaling<br>(C) Growth factor-mediated signaling |

**Onapristone blocks all forms of PR signaling**

[1] Knutson, J Hem Onc, 2017
[2] Dwyer, Metastasis, 2021
[3] Lopez-Knowles, BJC, 2018

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ONA-XR

# Stereochemical Basis of Onapristone's Full PR Antagonism

→ Onapristone is the only full PR antagonist (PRA) from among all clinically evaluated PRAs

- Full PR antagonism means it exhibits no PR agonist activity

→ Onapristone's full PRA activity is attributed, in part, to a unique spatial orientation or "stereochemistry"

- The methyl group at the C-13 position is in a ***cis*** orientation for ONA compared to a ***trans*** orientation for all other drugs in its class

*cis*
orientation
at C-13 position

*trans*
orientation
at C-13 position


N
OH
OH
H
13
H
O

**Onapristone**


N
OH
H
13
H
O

**Mifepristone**
(Korlym™)


N
HO
H
H
13
H
H
O

**ORIC-101**
(Oric Pharmaceuticals)

**Full PR antagonist**

**Mixed PR agonist-antagonist**

13 Nasdaq: CNTX

ONA-XR Patient-Derived Xenograft Data Addition of onapristone to standard of care drugs enhanced tumor regression PDX Xenograft PR+, PIK3CA mutant Placebo Ona Fulv Fulv Fulv Pal Ful Pal Ona Ona Pal Ona Triplet treatment: fulvestrant, onapristone, palbociclib → Onapristone, in triplet with standard of care drugs, produced a statistically significant enhancement of tumor regression compared to monotherapy and combination arms → Patient-derived xenograft (PDX) data supports the clinical evaluation of ONA-XR in combination with CDK4/6 inhibitors plus antiestrogen therapy Maragoni et al, Unpublished, 2021 Ona = onapristone; Fulv = fulvestrant; Pal = Palbociclib 14 Nasdaq: CNTX Relative tumor volume = 100( V - V )/V where V = initial tumor volume and V = final tumor volume f i i i f Relative Tumor Volume: (mean +/- SEM) Tumor Volume at Day 46 in individual xenografts: % volume change from baselineONA-XR Patient-Derived Xenograft Data Addition of onapristone to standard of care drugs enhanced tumor regression PDX Xenograft PR+, PIK3CA mutant Placebo Ona Fulv Fulv Fulv Pal Ful Pal Ona Ona Pal Ona Triplet treatment: fulvestrant, onapristone, palbociclib → Onapristone, in triplet with standard of care drugs, produced a statistically significant enhancement of tumor regression compared to monotherapy and combination arms → Patient-derived xenograft (PDX) data supports the clinical evaluation of ONA-XR in combination with CDK4/6 inhibitors plus antiestrogen therapy Maragoni et al, Unpublished, 2021 Ona = onapristone; Fulv = fulvestrant; Pal = Palbociclib 14 Nasdaq: CNTX Relative tumor volume = 100( V - V )/V where V = initial tumor volume and V = final tumor volume f i i i f Relative Tumor Volume: (mean +/- SEM) Tumor Volume at Day 46 in individual xenografts: % volume change from baseline

ONA-XR Promising Evidence of Clinical Efficacy as a First-Line Rx in Breast Cancer Onapristone Immediate Release (ONA-IR) as First Line Therapy → Onapristone in an immediate release formulation 68% (ONA-IR) had a meaningful impact on treatment of 66% 66% hormone-dependent breast cancer 64% → In 1999, Robertson et al reported that ONA-IR 62% 60% showed promising efficacy as a first line therapy 58% for localized or metastatic breast cancer, but with 1 55% 56% “…transient liver function test abnormalities” 54% 52% → ONA-XR was designed to minimize liver function 50% test abnormalities and enable onapristone to be 48% evaluated again, for efficacy/safety in hormone- ORR (%) CBR (%) dependent cancers overall response rate (ORR) and clinical benefit rate (CBR) 1 in locally advanced or metastatic breast cancer 1 Robertson, Eur J Cancer, 1999 15 Nasdaq: CNTX ORR = overall response rate; CBR = clinical benefit rateONA-XR Promising Evidence of Clinical Efficacy as a First-Line Rx in Breast Cancer Onapristone Immediate Release (ONA-IR) as First Line Therapy → Onapristone in an immediate release formulation 68% (ONA-IR) had a meaningful impact on treatment of 66% 66% hormone-dependent breast cancer 64% → In 1999, Robertson et al reported that ONA-IR 62% 60% showed promising efficacy as a first line therapy 58% for localized or metastatic breast cancer, but with 1 55% 56% “…transient liver function test abnormalities” 54% 52% → ONA-XR was designed to minimize liver function 50% test abnormalities and enable onapristone to be 48% evaluated again, for efficacy/safety in hormone- ORR (%) CBR (%) dependent cancers overall response rate (ORR) and clinical benefit rate (CBR) 1 in locally advanced or metastatic breast cancer 1 Robertson, Eur J Cancer, 1999 15 Nasdaq: CNTX ORR = overall response rate; CBR = clinical benefit rate

ONA-XR ONA-XR Was Designed to Improve Therapeutic Window of ONA-IR ONA-XR versus ONA-IR: plasma onapristone 1 concentrations at Day 1 and at steady-state → PK dataset enabled a direct comparison between C and steady-state trough concentrations (C ) max min-ss ONA-IR 100 mg QD, Day 1 ONA-IR 100mg QD and ONA-XR 50mg BID ONA-XR 50 mg BID, Day 1 ONA-IR 100 mg QD, steady state → Dosing with ONA-XR resulted in a steady-state ONA-XR 50 mg BID, steady state C almost 3X lower than for ONA-IR max ONA-IR 100 mg QD mean Cmin (steady-state → Steady-state C was similar for both onapristone min formulations Compared to ONA-IR, ONA-XR has: • Lower peak drug concentration (C ) to improve max tolerability • Similar trough drug concentration (C ) to maintain min target coverage and efficacy 1 Lewis, Drug Safety, July 2020 16 Nasdaq: CNTXONA-XR ONA-XR Was Designed to Improve Therapeutic Window of ONA-IR ONA-XR versus ONA-IR: plasma onapristone 1 concentrations at Day 1 and at steady-state → PK dataset enabled a direct comparison between C and steady-state trough concentrations (C ) max min-ss ONA-IR 100 mg QD, Day 1 ONA-IR 100mg QD and ONA-XR 50mg BID ONA-XR 50 mg BID, Day 1 ONA-IR 100 mg QD, steady state → Dosing with ONA-XR resulted in a steady-state ONA-XR 50 mg BID, steady state C almost 3X lower than for ONA-IR max ONA-IR 100 mg QD mean Cmin (steady-state → Steady-state C was similar for both onapristone min formulations Compared to ONA-IR, ONA-XR has: • Lower peak drug concentration (C ) to improve max tolerability • Similar trough drug concentration (C ) to maintain min target coverage and efficacy 1 Lewis, Drug Safety, July 2020 16 Nasdaq: CNTX

ONA-XR

# ONA-XR Evaluation in Breast Cancer Trials

| Treatment Line | Context Trial | Trial Status | Estimated Patients (US)* | Standard of Care (SOC) | Medical Need |
|---|---|---|---|---|---|
| **Adjuvant** (after primary disease treatment) | **Window of Opportunity[1]** | Enrollment Completed; Presentation Q4 2021 | >>250,000 | Antiestrogen | Enhance antiestrogen potency; decrease progression to TNBC |
| **First-Line Metastatic** | **1L ER+,PR+,HER2- (ctDNA$^{high}$)[2]** | Enrolling Patients | 75,000 | Antiestrogen + CDK4/6i | Identify and treat 20% of patients who are at high risk of early relapse |
| **Second / Third Line Metastatic** | **2L/3L ER+,PR+,HER2- (post-CDK4/6i)[3]** | Enrolling Patients | 35,000 | Fulvestrant or Fulvestrant + PI3Ka | Weak tumor response to current SOC |

**Our breast cancer trials build upon positive Phase 1-2 data from ONA-IR trials**

(1) NCT04142892; (2) NCT04872608; (3) NCT04738292
*Source: secondary epidemiologic estimates, 2020 estimates

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ONA-XR ONA-XR Evaluation in Gynecologic Trials Estimated Standard of Care Cancer Context Trial Trial Status Patients (US)* (SOC) Medical Need Combination with Limited treatment Recurrent Anastrozole in PR+ Enrolling Patients 25,000 Lenvima + Keytruda options after Endometrial 1 patients recurrence Monotherapy Phase Recurrent Combination with No FDA approved Complete; Granulosa Cell Anastrozole in PR+ 5,000 Physician’s Choice products in recurrent 2 Combination Study Tumor of Ovary patients setting Enrolling Patients Focused on gynecologic malignancies where PR is a known driver (1) NCT04719273; (2) NCT03909152 18 Nasdaq: CNTX *Source: secondary epidemiologic estimates, 2020 estimates

Granulosa Cell Tumor of Ovary

# Granulosa Cell Tumor (GCT) of Ovary: A White Space Opportunity

- **GCT of Ovary are Rare Tumors**
  - Estimated 5,000 patients with recurrent disease in US[3]
  - Almost 100% are progesterone receptor (PR) positive[1,2]

- **Current Treatment Options are Limited**
  - Primary treatment is cytoreductive surgery and platinum-based chemotherapy[3]
  - No FDA approved treatments for recurrent GCT[3]
  - Antiestrogen use is common, but rarely results in tumor shrinkage[4]

- **Program Status and Next Steps**
  - Completed enrollment of late line patients with ONA-XR monotherapy (n = 14 patients)
  - Ongoing treatment of early line patients with ONA-XR plus antiestrogen therapy (n = 25 patients)

**Context has the only open clinical trial in the United States**

[1] Puechl, Gynecol. Oncol., 2019
[2] Schumer, Gynecol. Oncol., 2003
[3] Farinola, Int. J. Gynecol. Pathol., 2007
[4] Banerjee, JCO, 2018

19 Nasdaq: CNTX

Granulosa Cell Tumor of Ovary ONA-XR in Late Line Granulosa Cell Tumors of the Ovary Durability of Prior Therapies %, Median prior therapy (Range) 15 Overall 4 (1-17) Durability of Prior Therapy 14 Letrozole + ketoconazole (5 mos) Chemotherapy 1.5 (1-8) 13 Lupron + Cyclophosphamide (2 mos) Antiestrogen 2.5 (0-11) 12 Anastrozole (7 mos) 12 11 Letrozole (7 mos) Prior Response % (n) 11 Letrozole (3 mos) 10 Treatment Free Interval 10 < 6 months 93% (13) 9 Carboplatin + Gemcitibine (4 mos) 6-12months 0%(0) 9 Anastrozole (100 mos) 8 > 12 months 7%(1) 8 7 Lupron (23 mos) 7 6 Tamoxifen + Megace (7 mos) Response % (n) 6 5 Letrozole (6 mos) Stable Disease 64%(9) ProgressiveDisease 29%(4) 5 4 Doxil (2 mos) Not Assessed 7% (1) 3 4 Bevacizumab (7 mos) 2 3 Carboplatin + Taxol (5 mos) Overall Durability % (n) 1 2 Duration of Treatment (Weeks) Etopside (2 mos) * Pts on study ≥ 16weeks 42%(6) 0 1 Pts on study ≥ 24weeks 29%(4) 0 12 24 36 48 60 72 84 → Two patients remain on therapy with stable disease Late line data supports evaluating → 64% of patients had stable disease ONA-XR earlier in patient treatment → Excellent safety and tolerability * Progression due to disease-relatedAE 20 Nasdaq: CNTX Data Cutoff August 2, 2021 ≥ 3 lines ≤ 6 mos prior Rx Chemotherapy AntihormonalGranulosa Cell Tumor of Ovary ONA-XR in Late Line Granulosa Cell Tumors of the Ovary Durability of Prior Therapies %, Median prior therapy (Range) 15 Overall 4 (1-17) Durability of Prior Therapy 14 Letrozole + ketoconazole (5 mos) Chemotherapy 1.5 (1-8) 13 Lupron + Cyclophosphamide (2 mos) Antiestrogen 2.5 (0-11) 12 Anastrozole (7 mos) 12 11 Letrozole (7 mos) Prior Response % (n) 11 Letrozole (3 mos) 10 Treatment Free Interval 10 < 6 months 93% (13) 9 Carboplatin + Gemcitibine (4 mos) 6-12months 0%(0) 9 Anastrozole (100 mos) 8 > 12 months 7%(1) 8 7 Lupron (23 mos) 7 6 Tamoxifen + Megace (7 mos) Response % (n) 6 5 Letrozole (6 mos) Stable Disease 64%(9) ProgressiveDisease 29%(4) 5 4 Doxil (2 mos) Not Assessed 7% (1) 3 4 Bevacizumab (7 mos) 2 3 Carboplatin + Taxol (5 mos) Overall Durability % (n) 1 2 Duration of Treatment (Weeks) Etopside (2 mos) * Pts on study ≥ 16weeks 42%(6) 0 1 Pts on study ≥ 24weeks 29%(4) 0 12 24 36 48 60 72 84 → Two patients remain on therapy with stable disease Late line data supports evaluating → 64% of patients had stable disease ONA-XR earlier in patient treatment → Excellent safety and tolerability * Progression due to disease-relatedAE 20 Nasdaq: CNTX Data Cutoff August 2, 2021 ≥ 3 lines ≤ 6 mos prior Rx Chemotherapy Antihormonal

ONA-XR Summary ONA-XR • ONA-XR is the only full progesterone receptor (PR) antagonist in clinical development • Clinical activity established with ONA-IR, new data emerging with ONA-XR • ONA-XR has superior safety profile to ONA-IR • IP protection through at least 2034 Market • Hormone-dependent cancer (breast, ovarian, endometrial) are large and growing markets Opportunity • Progesterone receptor antagonism (PRA) represents a new approach • PRA may be used alone or in combination to enhance the efficacy/durability of therapeutics used as the standard of care Value • Three Phase 2 trials Creation • One Phase 1b/2 trial • Two Phase 0 biomarker trials • Incorporation of ctDNA for an early read on clinical response to ONA-XR 21 Nasdaq: CNTXONA-XR Summary ONA-XR • ONA-XR is the only full progesterone receptor (PR) antagonist in clinical development • Clinical activity established with ONA-IR, new data emerging with ONA-XR • ONA-XR has superior safety profile to ONA-IR • IP protection through at least 2034 Market • Hormone-dependent cancer (breast, ovarian, endometrial) are large and growing markets Opportunity • Progesterone receptor antagonism (PRA) represents a new approach • PRA may be used alone or in combination to enhance the efficacy/durability of therapeutics used as the standard of care Value • Three Phase 2 trials Creation • One Phase 1b/2 trial • Two Phase 0 biomarker trials • Incorporation of ctDNA for an early read on clinical response to ONA-XR 21 Nasdaq: CNTX context t h e r a p e u t i c s Claudin 6 Program 22 Nasdaq: CNTXcontext t h e r a p e u t i c s Claudin 6 Program 22 Nasdaq: CNTX

Claudin 6

# CLDN6 x CD3 Bispecific Antibody

- **A "pure" cancer target**
  - Claudin-6 (CLDN6) is an oncofetal protein expressed in several tumor types, but NOT in normal adult tissues
- **Claudin-6 is expressed in ovarian, endometrial, lung, and gastric cancers**
- **Target selectivity is a challenge – and a differentiator in the field**
  - CLDN6 is structurally similar to CLDN9, differing by only 3 amino acids in the extracellular domain
  - Target selectivity is paramount, because CLDN9 is required for normal hearing and maintenance of the gut[1,2]
- **Precedent for targeting a claudin-family oncofetal protein**
  - CLDN18.2 is, like CLDN6, a oncofetal protein. In adults, CLDN18.2 is expressed in gastric and pancreatic adenocarcinomas, but otherwise limited to the epithelium of the stomach
  - Strong results treating gastric cancers with naked anti-CLDN18.2, as well as CLDN18.2-based bispecific antibodies has led to an expansion to 24 clinical trials
  - The technical principles for targeting CLDN6 are very similar to those for targeting CLDN18.2

The bispecific antibody simultaneously binds to a CLDN6-expressing tumor cell and a cytotoxic T-cell. This brings the T-cell into close proximity to the tumor cell, triggering tumor cell apoptosis via the release of cytotoxic elements.


Tumor cell
Lysis
T cell
CLDN6
Cytotoxic cytokines
CD3

CLDN6 x CD3 bispecific antibody

[1] Sineni, Hum Genet, 2019
[2] Vecchio, PNAS, 2019

23 Nasdaq: CNTX

Claudin 6 CLDN6 x CD3 Bispecific Retains Selectivity of Parental mAb CLDN6 Binding CLDN9 Binding 4 5 3×10 3×10 IM-271-1HHP Antibody (IgG) Clinical Benchmark (IgG) Context Antibody (IgG) BioNTech Antibody (IgG) IM-271-1HHP (IgG) IMC-20-4 (bispecific) Context (bispecific) Context Antibody (IgG) IMC-20-4 (bispecific) Context (bispecific) 5 4 Equivalent BioNTech 2×10 2×10 Affinity 5 4 Context 1×10 1×10 0 0 -12 -11 -10 -9 -8 -7 -6 -12 -11 -10 -9 -8 -7 -6 Log [antibody] (M) Log10 [Ab] (M) Anti-CLDN6 mAb versus CLDN6xCD3 bispecific antibody: Anti-CLDN6 mAbs versus CLDN6xCD3 bispecific antibody: binding to CLDN6-expressing cells binding to CLDN9-expressing cells → CLDN9 binding of Context bispecific is not significantly different from that of its parent anti-CLDN6 mAb → CLDN6 binding affinity of bispecific is not significantly different from its parental anti-CLDN6 mAb → BioNTech mAb shows higher CLDN9 binding than either the parent Context mAb or the Context bispecific antibody 24 Nasdaq: CNTX CLDN6 Cell Binding (mean channel fluorescence) CLDN9 Cell Binding (mean channel fluorescence)

Claudin 6 Context Bispecifics Activate T Cells Against CLDN6+ Cells T Cell Activation T Cell Dependent Cytotoxicity • Context bispecifics activate T-cells as determined by T-cell expression of CD25 • Context bispecifics drive T-cell dependent cytotoxicity • Background activation (PBMCs alone) is not significantly different from • Background cytotoxicity (PBMCs alone) is not significantly different from the PBMCs plus a control bispecific several controls • Significant activation is seen in the presence of PBMCs plus either Context • Significant cytotoxicity is seen in the presence of PBMCs plus either Context CLDN6xCD3 bispecifics or the BioNTech bispecific (red bars) CLDN6xCD3 bispecifics or the BioNTech bispecific (red bars) Context CLDN6-selective bispecifics induce T-cell activation and T-cell mediated cytotoxicity against CLDN6-expressing cells Study Design: formats all contain same CD3 arms; activity measured after 72 hours 25 Nasdaq: CNTXClaudin 6 Context Bispecifics Activate T Cells Against CLDN6+ Cells T Cell Activation T Cell Dependent Cytotoxicity • Context bispecifics activate T-cells as determined by T-cell expression of CD25 • Context bispecifics drive T-cell dependent cytotoxicity • Background activation (PBMCs alone) is not significantly different from • Background cytotoxicity (PBMCs alone) is not significantly different from the PBMCs plus a control bispecific several controls • Significant activation is seen in the presence of PBMCs plus either Context • Significant cytotoxicity is seen in the presence of PBMCs plus either Context CLDN6xCD3 bispecifics or the BioNTech bispecific (red bars) CLDN6xCD3 bispecifics or the BioNTech bispecific (red bars) Context CLDN6-selective bispecifics induce T-cell activation and T-cell mediated cytotoxicity against CLDN6-expressing cells Study Design: formats all contain same CD3 arms; activity measured after 72 hours 25 Nasdaq: CNTX

Claudin 6

# Competitive Landscape/Advantage

- Context anti-CLDN6 binding is at least 10x more selective vs. CLDN9 than competitive anti-CLDN6 mAbs and bispecifics
- CLDN6:CLDN9 binding selectivity is a critical safety factor for CLDN6-targeted bispecific antibodies

| | Context | Xencor | BioNTech |
|---|---|---|---|
| **Program** | Confidential | Confidential | BNT211<br>BNT142 |
| **Antibody Format** | CLDN6xCD3 Bispecific | CLDN6xCD3 Bispecific | CLDN6 CAR-T, CLDN6xCD3 (bi(sFc)) |
| **Stage** | Preclinical | Preclinical | Phase 1,<br>Phase 1 |
| **Status** | Active | Active | Active[2] |
| **Selectivity CLDN6:9** | >100x | 10x[1] | 7x |

The Company has performed head-to-head *in vitro* studies comparing BioNTech CLDN6 monoclonal antibodies. These antibodies were derived from publicly available reports published independent of the Company and may differ in material ways from the actual antibody that is in development.

(1) Faber et al., Proceedings: AACR Annual Meeting 2021; April 9-14, 2021
(2) BNT211: NCT04503278; BNT142 Ph 1 initiation 2H 2021 (ref: BioNTech Corp Presentation June 1, 2021)

26 Nasdaq: CNTX

Claudin 6 Summary Claudin-6 is a tumor-specific protein in adults Integrating Claudin-6 binding with the CD3 T-cell engager couples immunotherapy to tumor specific targeting st nd Opportunity to be 1 /2 in market based on current competition Entering IND-enabling studies in 2022 27 Nasdaq: CNTXClaudin 6 Summary Claudin-6 is a tumor-specific protein in adults Integrating Claudin-6 binding with the CD3 T-cell engager couples immunotherapy to tumor specific targeting st nd Opportunity to be 1 /2 in market based on current competition Entering IND-enabling studies in 2022 27 Nasdaq: CNTX context t h e r a p e u t i c s Corporate 28 Nasdaq: CNTXcontext t h e r a p e u t i c s Corporate 28 Nasdaq: CNTX

Executive Summary

# Pipeline

| Cancer | Clinical Indication | Research | Phase 1 | Phase 2 | Phase 3 | Upcoming Milestones | FDA Fast Track |
|---|---|---|---|---|---|---|---|
| **ONA-XR (PR antagonist)[1]** | | | | | | | |
| Breast Cancer | 1L ER+,PR+,HER2- ctDNA[high] | Phase 1b/2 Trial | | | | • First patient Q3 2021<br>• Phase 1b data 1H 2022 | |
| Breast Cancer | 2L/3L ER+,PR+,HER2- Post-CDK4/6 inhibitor | Phase 2 Trial | | | | • First patient Q3 2021<br>• Preliminary data 2H 2022 | |
| Ovarian Cancer | Recurrent PR+ Granulosa Cell | Phase 2 Trial | | | | • Preliminary data Mid 2022 | ✓ |
| Endometrial Cancer | Recurrent PR+ Endometrioid | Phase 2 Trial | | | | • Preliminary data 2H 2022 | |
| **CLDN6xCD3 bispecific antibody** | | | | | | | |
| | Ovarian & Endometrial Cancer | | | | | • IND enabling studies 2022 | |

(1) Tyligand Biosciences Ltd licensed rights to ONA-XR in China, HK, Macau

29 Nasdaq: CNTX

Corporate

# Anticipated Use of Proceeds: $21.0 million[1]

| Activity | Description | Capital Allocation[2] |
|---|---|---|
| **Clinical Development** | ONA-XR development, including our three ongoing Phase 2 trials and our ongoing Phase 1b/2 trial | ~$9.5 million |
| **Preclinical Development** | CLDN6xCD3 bsAb development | ~5.5 million |
| **General Corporate and Working Capital** | Corporate expenses | ~$6.0 million |

(1) Anticipated net proceeds are assuming a $5.00 initial public offering price and the sale of 5,000,00 shares of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(2) Our expected use of gross proceeds represents our intentions based upon our current plans and business conditions. However, we cannot predict with certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above.

30 Nasdaq: CNTX

Upcoming Milestones Q3 2021 Q4 2021 1H 2022 2H 2022 ONA-XR Breast – 1L (ctDNA enriched) Phase 1b trial update Breast – 2L/3L (post-CDK4/6) Phase 2 trial update Breast – Window of Opportunity data presentation Breast – PDX mechanism of action data Granulosa Cell – monotherapy Phase 2 trial update Granulosa Cell – combination Phase 2 trial update Endometrial – Phase 2 trial update Q3 2021 Q4 2021 1H 2022 2H 2022 Claudin 6 Nominate clinical development candidate 31 Nasdaq: CNTXUpcoming Milestones Q3 2021 Q4 2021 1H 2022 2H 2022 ONA-XR Breast – 1L (ctDNA enriched) Phase 1b trial update Breast – 2L/3L (post-CDK4/6) Phase 2 trial update Breast – Window of Opportunity data presentation Breast – PDX mechanism of action data Granulosa Cell – monotherapy Phase 2 trial update Granulosa Cell – combination Phase 2 trial update Endometrial – Phase 2 trial update Q3 2021 Q4 2021 1H 2022 2H 2022 Claudin 6 Nominate clinical development candidate 31 Nasdaq: CNTX

Corporate Cap Table Valuation Valuation drivers are: Capitalization 5,209,792 (1) Common Stock ONA-XR Multiple Phase 2 trial readouts (2) Options 436,437 Claudin 6 Precision medicine meets immunotherapy Fully Diluted Common 5,646,229 Business Development Opportunistic pipeline expansion Experienced Team Multiple FDA approvals in female cancers (1) Common stock share total is as of September 1, 2021, after giving pro forma effect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. (2) Shares of common stock subject to options is as of September 1, 2021. The weighted average exercise of such option is $5.69 per share. 32 Nasdaq: CNTXCorporate Cap Table Valuation Valuation drivers are: Capitalization 5,209,792 (1) Common Stock ONA-XR Multiple Phase 2 trial readouts (2) Options 436,437 Claudin 6 Precision medicine meets immunotherapy Fully Diluted Common 5,646,229 Business Development Opportunistic pipeline expansion Experienced Team Multiple FDA approvals in female cancers (1) Common stock share total is as of September 1, 2021, after giving pro forma effect to the conversion of all outstanding shares of preferred stock and the conversion of certain warrants immediately prior to the completion of the initial public offering. (2) Shares of common stock subject to options is as of September 1, 2021. The weighted average exercise of such option is $5.69 per share. 32 Nasdaq: CNTX

Corporate Investment Highlights Large Unmet Need Female Cancers High Value Targets Progesterone Receptor and Claudin 6 Lead Product Candidate ONA-XR Being Evaluated in Multiple Phase 2 Trials Strong Team Deep Domain Experience, Track Record of Success Near-Term Milestones Multiple Data Readouts in 2022 33 Nasdaq: CNTX

Advancing Medicines context for Female Cancers th er ap eu tic s context 34 © CONTEXT THERAPEUTICS 2021 Nasdaq: CNTXAdvancing Medicines context for Female Cancers th er ap eu tic s context 34 © CONTEXT THERAPEUTICS 2021 Nasdaq: CNTX context t h e r a p e u t i c s Appendix 35 Nasdaq: CNTXcontext t h e r a p e u t i c s Appendix 35 Nasdaq: CNTX

Appendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 36 Nasdaq: CNTXAppendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 36 Nasdaq: CNTX

Role of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 37 Nasdaq: CNTXRole of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 37 Nasdaq: CNTX

Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non-treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 38 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non-treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 38 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)

Rationale for ONA-XR

# ONA-XR Active in Hard-to-Treat *ESR1* Mutations

- 20-35% of ER+,PR+,HER2- metastatic breast tumors are *ESR1* mutated (hyperactive estrogen receptor) [1,2]
- Estrogen receptor mutations are associated with resistance to anti-estrogen + CDK4/6i therapy[1,2]
- ESR1 mutations stimulate PR expression and induce PR activity[3]

## Mechanisms of Resistance



*ESR1*-mutant
MAPK alterations
*MYC* amplification/TF hotspots
Other
p value=3e-4
p value=1e-6
p value=1e-9
(n=302)
Progression-free survival (%)
Duration on AI therapy (months)
0
20
40
60
80
100
10
30
50

## *ESR1* Mutations Stimulate PR



T47D
YFP
ESR1(wt)
ESR1(Y537N)
ESR1(Y537S)
ESR1-YAP1
ESR1-YAP1-FLAG
ESR1-FLAG
ESR1
PR-A
PR-B
TFF1
ß-actin

T47D cells stably transduced with ESR WT and point mutants and were grown in CSS medium for 8 days, followed by western blot

## *ESR1* Mutants Require PR for Growth



Avg number mammospheres
shGFP
shPR
****
**
WT ER
ER Y537S
0
20
40
60

MCF7 WT and MCF7 ESR1:Y537S$^{hom}$ were stimulated with estradiol and treated with vehicle (shGFP) or treatment (shPR) for 5 days

## Synergy in *ESR1* Mutant Model



Number of Organoids
**
4
8
12
16
Veh
Ful
Ona
Ona + Ful

Patient-derived ER+,PR+ / ESR1mutant organoids (WHIM20), stimulated with estradiol (E2) and treated with onapristone (100nM), fulvestrant (100nm), or both for 5 days

[1] ESR1 Mut: Bartels, Mod Path, 2018; Lopez-Knowles, BJC, 2018
[2] MAPK: Razavi, Cancer Cell, 2018; de Leeuw, Clin Cancer Res, 2018
[3] PR Activity: Lopez-Knowles, BJC, 2018; Li, Cell Reports, 2013

39 Nasdaq: CNTX

Rationale for ONA-XR

# Onapristone Clinical Experience

| Antiprogestin | Stage | Patients (n) | Clinical Indication | Prior Treatments Median (Range) | Biomarker | Data | Reference |
|---|---|---|---|---|---|---|---|
| **Onapristone IR (100mg QD)** | Phase 2 | 19 | Breast Cancer<br>Locally Advanced or Metastatic | Hormone naïve | | **56% ORR, 17.5-month DoR**<br>**67% CBR**<br>**14.0 month PFS** | Robertson 1999 |
| **Onapristone IR (100mg QD)** | Phase 2 | 101 | Breast Cancer<br>Metastatic | 1 (1-2) | | **10% ORR**<br>**48% CBR**<br>**4.0 month PFS** | Jonat 2002 |
| **Onapristone XR (50mg BID)** | Phase 2 | 14 | Granulosa Cell Tumor of Ovary<br>Metastatic | 4 (2-17) | PR+ | ***57% DCR**<br>***21% 6-month PFS** | Ongoing |
| **Onapristone IR (10 - 50mg BID) ±Abiraterone** | Phase 1b/2 | 36 | Castrate Resistant Prostate Cancer<br>Active progression on Abiraterone | 2 (1-4) | PR+ | **ONA-XR (10-50 mg)**<br>**2.8 month PFS**<br>**ONA-XR (50 mg) + Abiraterone**<br>**4.4 month PFS** | Jayaram 2017 |
| **Onapristone XR (10 - 50mg BID)** | Phase 1 | 20 | Breast Cancer<br>Metastatic | 9 (2-14) | PR+ | **25% DCR**<br>**15% 6-month PFS** | Cottu 2018 |
| **Onapristone XR (10 - 50mg BID)** | Phase 1 | 13 | Ovarian Cancer<br>Metastatic | 4 (2-10) | PR+ | **8% ORR**<br>**31% 6-month PFS** | Cottu 2018 |

* = immature data
IR = immediate release; XR = extended release

40 Nasdaq: CNTX

ONA-XR

# ONA-XR: Summary of Cumulative Serious Adverse Events*

| System Organ Class Preferred Term | Overall (N=128) n (%) | 10mg BID (N=16) n (%) | 20mg BID (N=18) n (%) | 30mg BID (N=15) n (%) | 40mg BID (N=14) n (%) | 50mg BID (N=47) n (%)* | 100mg QD (N=6) n (%) |
|---|---|---|---|---|---|---|---|
| **Any Serious TEAE** | **34 (27)** | **7 (44)** | **7 (39)** | **6 (40)** | **3 (21)** | **9 (19)** | **1 (17)** |
| Ascites | 2 (2) | 0 | 0 | 0 | 1 (7) | 1 (2) | 0 |
| Vomiting | 2 (2) | 0 | 1 (6) | 1 (7) | 0 | 0 | 0 |
| Chest pain | 2 (2) | 0 | 1 (6) | 0 | 1 (7) | 0 | 0 |
| Pneumonia | 2 (2) | 0 | 0 | 2 (13) | 0 | 0 | 0 |
| Femur fracture | 2 (2) | 0 | 0 | 1 (7) | 0 | 1 (2) | 0 |
| Anemia | 1 (1) | 0 | 0 | 0 | 0 | 0 | 1 (17) |
| Atrial fibrillation | 1 (1) | 0 | 0 | 0 | 0 | 1 (2) | 0 |
| Syncope | 1 (1) | 0 | 0 | 0 | 0 | 1 (2) | 0 |
| Retinal artery occlusion | 1 (1) | 0 | 1 (6) | 0 | 0 | 0 | 0 |
| Abdominal pain upper | 1 (1) | 1 (6) | 0 | 0 | 0 | 0 | 0 |
| Upper gastrointestinal hemorrhage | 1 (1) | 0 | 0 | 1 (7) | 0 | 0 | 0 |
| Volvulus | 1 (1) | 0 | 0 | 0 | 0 | 1 (2) | 0 |
| Death | 1 (1) | 0 | 0 | 0 | 0 | 1 (2) | 0 |
| Pyrexia | 1 (1) | 0 | 1 (6) | 0 | 0 | 0 | 0 |
| Portal vein thrombosis | 1 (1) | 1 (6) | 0 | 0 | 0 | 0 | 0 |
| Abdominal wall abscess | 1 (1) | 1 (6) | 0 | 0 | 0 | 0 | 0 |
| Post procedural cellulitis | 1 (1) | 0 | 0 | 0 | 1 (7) | 0 | 0 |
| Pyelonephritis | 1 (1) | 0 | 0 | 0 | 0 | 0 | 1 (17) |
| Sepsis | 1 (1) | 0 | 0 | 0 | 0 | 1 (2) | 0 |
| Aspartate aminotransferase increased | 1 (1) | 1 (6) | 0 | 0 | 0 | 0 | 0 |
| Hypercalcaemia | 1 (1) | 0 | 0 | 0 | 1 (7) | 0 | 0 |
| Hyperkalaemia | 1 (1) | 0 | 0 | 0 | 1 (7) | 0 | 0 |
| Hyponatraemia | 1 (1) | 0 | 0 | 0 | 1 (7) | 0 | 0 |
| Hydronephrosis | 1 (1) | 0 | 0 | 0 | 0 | 0 | **1 (17)** |
| Urinary retention | **1 (1)** | **0** | **0** | **1 (7)** | **0** | **0** | **0** |

* As of Dec 31, 2020

41 Nasdaq: CNTX

Breast Cancer

# First Line Metastatic Breast Cancer[1]

Phase 1b/2 Adaptive Trial utilizing ctDNA for Selection of Patients Who Are at High Risk of Early Relapse


First Line (1L)
Standard of Care
Ibrance® (palbociclib) + Letrozole
Patient Enrichment via ctDNA
Monitor ctDNA Levels
Enroll patients with rising ctDNA
Dose Escalation and Expansion
ONA-XR + Ibrance® (palbociclib) + Letrozole

**Primary Endpoint:**
- ORR

**Secondary Endpoints**
- PFS, Safety

**Exploratory Endpoints**
- ctDNA, PR-related biomarkers

**Potential Whitespace Opportunity Within 1L HR+,HER2- mBCa**

[1] NCT04872608

42 Nasdaq: CNTX

Breast Cancer

# Second / Third Line Metastatic Breast Cancer[1]

Phase 2 Trial Evaluating Complete Hormone Blockade in Women Who Progressed on Prior Therapy in the Metastatic Setting

**2L / 3L ER+,PR+,HER2- Breast Cancer**

Documented Tumor Progression

→ **Stage 1**: ONA-XR + Fulvestrant, Total N = 22

→ **Stage 2**: ONA-XR + Fulvestrant, Total N = 18

## Endpoints:

- Primary: ORR
- Secondary: ctDNA, PFS, safety

## Subgroup Analysis

- *ESR1* and *PIK3CA* mutations
- PR-related biomarkers

**Intended to Establish Combination Synergy After Failure of CDK4/6 and/or PI3Kα Inhibitors**

[1] NCT04738292

43 Nasdaq: CNTX

Breast Cancer Pharmacodynamic Studies Study Target Deliverables • Target engagement 1 Radiolabeled Progesterone • Confirmation of recommended 18 ( F-FFNP PET) Uptake in Tumors phase 2 dose (RP2D) • Drug distribution 2 Window of Opportunity • On-target drug effects in primary breast cancer Studies Seek to Confirm Target Engagement and On-target Drug Effects 1 2 NCT04738292; NCT04142892 44 Nasdaq: CNTX

Corporate

# Partnerships

integral molecular

**Worldwide Exclusive License to CDLN6 Antibody in Bispecific Format**

- Integral Molecular to design and optimize CLDN6 x CD3 bispecific antibody
- Context to fund all development and commercial activities
- Integral received upfront payment and is eligible to receive future milestones and royalties

Tyligand 泰励生物科技

**CMC Partnership and Out-licensing of Rights to ONA-XR in Greater China**

- Tyligand designed and optimized a novel onapristone manufacturing process
- Tyligand received license to ONA-XR in Greater China

## Value-Creating Partnerships

| Expands Pipeline | Capital Efficient | Mutually Beneficial Economics |
| --- | --- | --- |

45 Nasdaq: CNTX